UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27,  2009
(Date of earliest event reported)

_________________________

RAPID LINK, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 N. 99th Street
Omaha, NE   68134
(Address of principal executive offices, including zip code)

(402) 392-7561
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02.  Departure, Election, or Appointment of Directors or Officers.

On June 27, 2009, Michael T. McGuane was terminated as our Chief Financial Officer.  Our Chief Executive Officer, Chris Canfield, will be the acting Chief Financial Officer after such termination.

On August 5, 2009, Matt Liotta submitted his resignation as a member of the Board of Directors of the Registrant pursuant to an email correspondence to the Chairman of the Board in which he wrote that the resignation was effective as of August 3, 2009.  The Company did not receive any communication regarding Mr. Liotta’s resignation prior to August 5, 2009.  Mr. Liotta has served as one of the Company’s directors since October 2008.   Mr. Liotta did not hold any positions on any committee of the Board of Directors at the time of his resignation.  To the Company’s knowledge, Mr. Liotta did not resign as a result of any circumstances representing a disagreement with the Registrant.  Mr. Liotta did not furnish the Registrant with any written correspondence concerning the circumstances surrounding his resignation.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit
Number	Description

99.1	Email correspondence from Matt Liotta to the Registrant’s Chairman dated August 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAPID LINK, INCORPORATE

Date: August 11, 2009	By:	/s/ Christopher J. Canfield
Christopher J. Canfield Chief Executive Officer, acting Chief Financial Officer and Director